                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              REEDS JEWELERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 James R. Rouse
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              REEDS JEWELERS, INC.
                         2525 SOUTH SEVENTEENTH STREET
                        WILMINGTON, NORTH CAROLINA 28401

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

To Our Shareholders:

     The Annual Meeting of Shareholders of Reeds Jewelers, Inc. (the "Company") will be held at the Hilton Hotel, 301 North Water Street, Wilmington, North Carolina, on Tuesday, July 14, 1998, at 10:00 a.m., local time, for the following purposes:

          1. To elect nine (9) Directors to serve until the 1999 Annual Meeting of Shareholders or until their successors are elected and qualified;

          2. To ratify the appointment of Ernst & Young as independent auditors of the Company for the fiscal year ending February 28, 1999;

          3. To approve an amendment to the Articles of Incorporation of the Company to increase from 10,000,000 to 25,00,000 the number of shares of Common Stock that the Company shall have the authority to issue; and

          4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders of record at the close of business on May 15, 1998 are entitled to notice of and to vote at the meeting and any adjournments thereof.

                                   By Order of the Board of Directors,

                                   /s/ ROBERTA G. ZIMMER
                                   ROBERTA G. ZIMMER
                                   Secretary

Wilmington, North Carolina
June 3, 1998

     SHAREHOLDERS ARE URGED TO VOTE BY SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                              REEDS JEWELERS, INC.
                         2525 SOUTH SEVENTEENTH STREET
                        WILMINGTON, NORTH CAROLINA 28401

                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 14, 1998

                             ---------------------

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Reeds Jewelers, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders of the Company to be held at the Hilton Hotel, 301 North Water Street, Wilmington, North Carolina, on Tuesday, July 14, 1998, at 10:00 a.m., local time, and at any adjournments thereof. In addition to solicitation by mail, proxies may be solicited by telephone or in person by officers, directors, and by other agents of the Company without compensation therefor, except for reimbursement of actual expenses. All costs of solicitation of proxies will be borne by the Company. The Company expects to mail this proxy statement and enclosed form of proxy to its shareholders on or about Tuesday, June 3, 1998.

     All shares represented by proxies received and not revoked will be voted in accordance with the instructions therein. A proxy may be revoked prior to the voting of the proxy by: (1) giving written notice to the Secretary of the Company at the Company's executive office at 2525 South Seventeenth Street, Wilmington, North Carolina 28401; (2) submitting a duly executed, later-dated proxy to the Secretary of the Company; or (3) submitting notice to the Company, prior to the exercise of the proxy, of the death or incapacity of the maker of the proxy. A proxy is suspended if the person executing the proxy votes in person at the meeting. Proxies duly executed and returned by shareholders which specify no choice will be voted FOR election of the nominees for director as proposed by the Board of Directors, FOR ratification of the appointment of Ernst & Young as independent auditors, and FOR approval of the amendment to the Company's Amended Articles of Incorporation increasing the number of shares of authorized Common Stock. Although the Board of Directors is not aware of any other matters to be presented at the meeting, if other matters are properly presented at the meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     The Board has fixed the close of business on May 15, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof. As of the record date, there were outstanding 8,449,752 shares of Common Stock, which number represents all of the voting securities of the Company. Each holder of Common Stock on the record date is entitled to cast one vote per share, in person or by properly executed proxy, with respect to each matter to be considered at the meeting. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The proposals to approve the appointment of independent auditors and to approve an amendment to the Company's Amended Articles of Incorporation increasing the number of authorized shares are approved if the votes in favor of the proposal exceed the votes opposed to the proposal. Shares which are withheld as to voting with respect to one or more of the nominees for Director and abstentions will be counted in determining the existence of a quorum, but shares held by a broker, as a nominee, that are not voted on any matter will not be counted for such purposes. Abstentions, shares which are withheld as to voting with respect to nominees for Director and shares held of record by a broker, as a nominee, that are not voted with respect to any of the proposals will not be counted as a vote in favor of or against such proposal, and, therefore, will have no effect on the proposal to elect the Directors and the proposals to ratify the appointment of independent auditors or to increase the number of authorized shares.

     Other than certain directors and officers of the Company, the Company is aware of no person who beneficially owns more than five percent of the Company's outstanding Common Stock. See "Election of Directors" below.

                             ELECTION OF DIRECTORS

     Nine Directors are to be elected at the meeting and shall hold office until the next Annual Meeting of Shareholders or until their respective successors have been duly elected and qualified. All nominees have indicated that they are willing and able to serve as Directors if elected. However, if any nominee for Director shall withdraw his candidacy or otherwise be unable to serve, it is intended that votes will be cast, pursuant to the discretionary power granted in the enclosed form of proxy, for such substitute nominee or nominees as may be nominated by the Board of Directors. Each director will be elected by a plurality vote of the votes cast, in person or by proxy, at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW:

                                                                 COMMON STOCK OF THE COMPANY
                                                             BENEFICIALLY OWNED ON MAY 15, 1998
                                                           ---------------------------------------
                                             YEAR FIRST                                PERCENT OF
NAME, AGE, PRINCIPAL OCCUPATION,               BECAME      NUMBER OF                  COMMON STOCK
AND BUSINESS EXPERIENCE                      DIRECTOR(1)   SHARES(2)                  OUTSTANDING
--------------------------------             -----------   ---------                  ------------
ALAN M. ZIMMER.............................     1981       1,925,860(4)(5)(9)(10)(11)    22.79%
  age 39; President and Chief Executive
  Officer for more than the past five
  years(3)
WILLIAM R. ZIMMER..........................     1946          23,352                      0.28
  age 79; Chairman of the Board for more
  than the past five years(3)
FENTON N. HORD.............................     1997               0                       0.0
  age 51; President & CEO of Carolina
  Holdings, Inc. for more than the past
  five years; Director of Wachovia Bank of
  North Carolina, N.A
ROBERTA G. ZIMMER..........................     1952           8,724                      0.10
  age 73; Secretary for more than the past
  five years(3)
G. WADDY GARRETT...........................     1994          10,000(4)                   0.12
  age 57; Chairman and Chief Executive
  Officer of Alliance Agronomics, Inc. for
  more than the past five years; Director
  of Ag-Chem Equipment Co., Inc. and Cadmus
  Communications, Inc.
ARLENE Z. SCHREIBER........................     1986       1,751,955(6)(9)(11)           20.73
  age 47; Vice President and Secretary,
  Schreiber's Inc., a ladies specialty
  store, or its predecessor for more than
  the past five years(3)
RICHARD F. SHERMAN.........................     1991           6,050(4)                   0.07
  age 54; Private Investor for more than
  the past five years; Chairman of P.J.
  America, Inc., Director of Taco Cabana,
  Inc., Papa John's International, Inc.,
  and Hartz Restaurants, Inc.
HERBERT J. ZIMMER..........................     1986       1,837,621(7)(9)(11)           21.75
  age 52; Partner in the law firm of Zimmer
  and Zimmer, which serves as general
  counsel to the Company, for more than the
  past five years(3)

                                                                 COMMON STOCK OF THE COMPANY
                                                             BENEFICIALLY OWNED ON MAY 15, 1998
                                                           ---------------------------------------
                                             YEAR FIRST                                PERCENT OF
NAME, AGE, PRINCIPAL OCCUPATION,               BECAME      NUMBER OF                  COMMON STOCK
AND BUSINESS EXPERIENCE                      DIRECTOR(1)   SHARES(2)                  OUTSTANDING
--------------------------------             -----------   ---------                  ------------
JEFFREY L. ZIMMER..........................     1986       1,783,317(8)(9)(11)           21.10%
  age 41; Partner in the law firm of Zimmer
  and Zimmer, which serves as general
  counsel to the Company, for more than the
  past five years(3)
All directors and executive officers as a
  group....................................                7,350,327                     86.99
  (fourteen persons)

---------------

 (1) Year first became director of the Company or its predecessors.
 (2) Unless otherwise indicated, each person has sole voting and investment power over the shares beneficially owned by such person.
 (3) William R. Zimmer and Roberta G. Zimmer are the father and mother of Alan
     M. Zimmer, Herbert J. Zimmer, Jeffrey L. Zimmer, and Arlene Z. Schreiber.
 (4) Does not include shares which may be acquired by the exercise of options within 60 days of May 15, 1998 by the following persons pursuant to the Company's various stock option plans (G. Waddy Garrett, 10,840 shares; Fenton N. Hord, 4,000 shares, Richard F. Sherman, 10,840 shares; Alan M. Zimmer, 88,700 shares, Herbert J. Zimmer, 4,000 shares, Jeffrey L. Zimmer, 4,000 shares, Arlene Z. Schreiber, 4,000 shares) and all directors and executive officers as a group, 398,536 shares.
 (5) Rose W. Zimmer, wife of Alan M. Zimmer, is the voting trustee of 154,676 shares held in trust for their minor children; she also owns 3,900 shares in her name. Such shares are included in the beneficial ownership of Alan
     M. Zimmer.
 (6) Ronald L. Schreiber, husband of Arlene Z. Schreiber, is the voting trustee of 86,772 shares held in trust for their minor child, Mark Harrison Schreiber; he also owns 3,900 shares in his name. Their sons, Andrew Michael Schreiber and Mark Harrison Schreiber, own 99,322 and 12,550 shares, respectively. Such shares are included in the beneficial ownership of Arlene Z. Schreiber.
 (7) Ronna T. Zimmer, wife of Herbert J. Zimmer, is the voting trustee of 190,534 shares held in trust for their minor children; she also owns 3,900 shares in her name. Their son, Bradley Trent Zimmer, owns 17,790 shares. Such shares are included in the beneficial ownership of Herbert J. Zimmer.
 (8) Jeffrey L. Zimmer, is the voting trustee of 160,858 shares held in trust for his minor children. Such shares are included in the beneficial ownership of Jeffrey L. Zimmer.
 (9) A partnership comprised of Alan M. Zimmer, Herbert J. Zimmer, Jeffrey L. Zimmer, and Arlene Z. Schreiber owns 93,854 shares of Company stock. Beneficial ownership for each of the above persons includes 23,463 1/2 shares over which each such person has the power to vote or dispose of such shares.
(10) Alan M. Zimmer and his wife, Rose W. Zimmer, are the voting trustees of 20,000 shares held in the Alan M. Zimmer Family Foundation. Such shares are in the beneficial ownership of Alan M. Zimmer.
(11) The address of each person who beneficially owns more than 5% of the Company's Common Stock is 2525 South Seventeenth Street, Wilmington, North Carolina 28401.

COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS AND COMPENSATION OF DIRECTORS

     In accordance with the By-Laws of the Company, the Board of Directors has established an Audit Committee and a Compensation Committee.

     The Audit Committee, which is composed of outside Directors G. Waddy Garrett (chairman), Richard F. Sherman, and Fenton N. Hord, recommends to the Board of Directors the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the Company's audits, the Company's internal accounting controls, and the professional services furnished by the independent auditors to the Company. The Audit Committee met two times in the fiscal year ended February 28, 1998.

     The Compensation Committee, which is composed of outside Directors, Richard
F. Sherman (chairman), G. Waddy Garrett, and Fenton N. Hord, reviews and approves all salary arrangements and other remuneration for officers of the Company. It also is responsible for review of certain benefit plans and for administration of the stock option plans. The Compensation Committee met once in the fiscal year ended February 28, 1998.

     In the fiscal year ended February 28, 1998, the Board of Directors held four meetings and Committees of the Board of Directors held a total of four meetings. All Directors attended 100% of the total number of meetings of the Board of Directors and the Committees on which he or she served during the fiscal year ended February 28, 1998.

     Officers of the Company who are also Directors do not receive any fee or remuneration for services as members of the Board of Directors or of any Committee of the Board of Directors. Non-management Directors received a retainer fee of $5,000 per annum, $1,250 for each Board meeting attended, and $500 for each Committee meeting attended last year.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following tables and narrative text set forth the compensation paid in fiscal year ended February 28, 1998 and the two prior fiscal years to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                       COMPENSATION
                                                                       -------------
                                             ANNUAL COMPENSATION        SECURITIES
                                          --------------------------    UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR    SALARY    BONUS(1)   OPTIONS(#)(2)   COMPENSATION(3)
---------------------------               ----   --------   --------   -------------   ---------------
Alan M. Zimmer..........................  1998   $199,808   $ 55,000       4,000           $16,892
  President & Chief Executive Officer     1997    185,866     94,279           0            18,511
                                          1996    175,673     55,000           0            14,925
William R. Zimmer.......................  1998     72,773    105,000           0             5,206
  Chairman of the Board                   1997     72,773    110,000           0             6,815
                                          1996     72,208    100,000           0             4,780
James R. Rouse..........................  1998    143,923     25,000       4,000            35,479
  Treasurer & Chief Financial Officer     1997    141,673     35,418           0            27,915
                                          1996    140,596     25,000           0            21,704
Orville R. Westmoreland.................  1998    143,671     12,500       4,000            17,939
  Vice President of Financial Services    1997    135,914     34,399           0            17,107
                                          1996    130,217     19,684           0            15,867
Allan E. Metzner........................  1998    133,029     12,500       4,000            17,520
  Vice President of Administration        1997    121,885     31,851           0            14,801
  & Corporate Controller                  1996    103,952     15,976      10,000            37,369

---------------

(1) Under the Company's Annual Bonus Plan, cash awards are made to participants based primarily upon the increase in corporate profitability for the current year over the average of the prior three years. All levels of management in the corporate office are covered under this plan. The plan also awards cash bonuses to store managers and district supervisors based on the profitability of their individual stores and districts. Awards are paid to participants annually, normally during the year following the Annual Bonus Plan year. A minimum annual bonus is guaranteed under the plan to each of the executives as follows: Alan M. Zimmer, $55,000; William R. Zimmer, $75,000; James R. Rouse, $25,000; and all other executives, $12,500 each.
(2) Adjusted for 100% stock dividend issued on February 20, 1998.

(3) During each of the fiscal years ended February 28, 1998, February 28, 1997 and February 29, 1996, respectively, the Company paid premiums for insurance to fund the supplemental executive retirement plan for each named executive as follows: Alan M. Zimmer, $6,428, $10,573,and $6,428; William R. Zimmer, $0, $0, and $0; James R. Rouse, $25,337, $22,446, and $13,337; Orville R.
    Westmoreland, $7,500, $11,749, and $7,500; and Allan E. Metzner, $7,905,
    $9,978, and $7,905. The Company also made contributions to the profit-sharing and 401(k) savings plan accounts of each named executive as follows: for the fiscal year ended February 28, 1998 for Alan M. Zimmer, $5,890, William R. Zimmer, $4,666, James R. Rouse, $5,567, Orville R. Westmoreland, $5,550, Allan E. Metzner, $5,041; for the fiscal year ended February 28, 1997 for Alan M. Zimmer, $5,474, William R. Zimmer, $4,351, James R. Rouse, $5,469, Orville R. Westmoreland, $5,358, and Allan E. Metzner, $4,823; and for the fiscal year ended February 29, 1996 for Alan M. Zimmer, $5,759, William R. Zimmer, $2,042, James R. Rouse, $5,629, Orville
    R. Westmoreland, $5,629, and Allan E. Metzner, $5,655.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                                ------------------------------------------------   POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL
                                                                                   RATES OF STOCK PRICE APPRECIATION FOR OPTION
                                             % OF TOTAL                                         TERM (10 YEARS)(1)
                                              OPTIONS                              ---------------------------------------------
                                NUMBER OF    GRANTED TO   EXERCISE                          5%                      10%
                                SECURITIES   EMPLOYEES     OR BASE                 ---------------------   ---------------------
                                UNDERLYING   IN FISCAL      PRICE     EXPIRATION   PRICE PER   AGGREGATE   PRICE PER   AGGREGATE
NAME                            OPTIONS(2)      YEAR      ($/SHARE)      DATE        SHARE       VALUE       SHARE       VALUE
----                            ----------   ----------   ---------   ----------   ---------   ---------   ---------   ---------
Alan M. Zimmer................    4,000           16.67%   $4.2625     7/8/2002      $6.31      $9,740      $10.05      $24,700
James R. Rouse................    4,000           16.67     3.8750     7/8/2007       6.31       9,740       10.05       24,700
O. R. Westmoreland............    4,000           16.67     3.8750     7/8/2007       6.31       9,740       10.05       24,700
Allan E. Metzner..............    4,000           16.67     3.8750     7/8/2007       6.31       9,740       10.05       24,700

---------------

(1) The dollar gains under these columns result from calculations assuming 5% and 10% growth rates over an option period of ten years (except as otherwise noted) and are not intended to forecast future price appreciation of the Common Stock of the Company. The gains reflect a future value based upon growth at these prescribed rates. The Company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value. Options have value to the listed executives and to all option recipients only if the stock price advances beyond the grant date price shown in the table during the effective option period.
(2) These awards were made pursuant to the 1994 Stock Option Plan. Under this plan, the option price must not be less than 100% of the fair market value of the Company's Common Stock on the date the option is granted. The fair market value of a share of the Company's Common Stock is the closing price as reported on the date of grant.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                      SECURITIES
                                                                      UNDERLYING
                                                                     UNEXERCISED
                                                                       OPTIONS           VALUE OF UNEXERCISED
                                       SHARES                    AT FEBRUARY 28, 1998    IN-THE-MONEY OPTIONS
                                     ACQUIRED ON      VALUE          EXERCISABLE            EXERCISABLE AT
NAME                                 EXERCISE(#)   REALIZED($)     UNEXERCISABLE(#)     FEBRUARY 28, 1998($)(1)
----                                 -----------   -----------   --------------------   -----------------------
Alan M. Zimmer.....................       0             0           59,660/29,040               15,549
James R. Rouse.....................       0             0           60,870/24,200               35,435
Orville R. Westmoreland............       0             0           58,450/24,200               32,744
Allan E. Metzner...................       0             0           27,360/18,100                2,849

---------------

(1) Based on $ 4.125 per share at February 28, 1998.

                               PERFORMANCE GRAPH

     On February 23, 1998, Reeds Jewelers, Inc. listed its common shares to be traded on the American Stock Exchange under the symbol, RJI. At the same time, its shares ceased trading on the Nasdaq National Market System under the symbol, REED. As a result of this change, the Company believes that the S & P 500 and a peer group of companies composed of other publicly-traded retail jewelry chains is more appropriate. Both comparisons are shown below; in future years, only the new comparison will be shown.

               Measurement Period                      Reeds
             (Fiscal Year Covered)                 Jewelers, Inc.      S & P 500         Peer Group
1993                                                           100               100               100
1994                                                           228               108               155
1995                                                           220               116               182
1996                                                           173               157               211
1997                                                           144               198               220
1998                                                           190               267               316

     The above graph assumes $100 invested on February 28, 1993 in the Company's Common Stock, the S & P 500, and the Company's Peer Group (Peer Group Index, consisting of the following publicly-traded retail jewelry chains: Friedmans Inc
(FRDM), Marks Brothers Jewelers (MBJI), Signet Group PLC (SIGYY), and Zale Corp
(ZLC)). The S & P 500 Index and the Peer Group Index are calculated based on indexes prepared for Reeds Jewelers, Inc. by Zacks Investment Research, Inc.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                             REEDS JEWELERS, INC.,
    CRSP TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKET (US COMPANIES), AND
                   NASDAQ RETAIL TRADE STOCKS INDUSTRY INDEX

                                                                         NASDAQ
               MEASUREMENT PERIOD                      REEDS             STOCK             NASDAQ
             (FISCAL YEAR COVERED)                 JEWELERS, INC.        MARKET         RETAIL TRADE
1993                                                           100               100               100
1994                                                           228               118               111
1995                                                           220               120               102
1996                                                           173               167               120
1997                                                           144               199               134
1998                                                           190               273               177

     The above graph assumes $100 invested on February 28, 1993 in the Company's Common Stock, the Nasdaq Stock Market Index, and the Nasdaq Retail Trade Index (Peer Index). The Nasdaq Stock Market Index and the Nasdaq Retail Trade Index are calculated based on indexes prepared for Nasdaq by the Center for Research in Securities Prices (CRSP) at the University of Chicago.

RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases its corporate headquarters, consisting of 17,831 square feet of office space and 155 parking spaces, from partnerships comprised of Alan
M. Zimmer, Herbert J. Zimmer, Jeffrey L. Zimmer, and Arlene Z. Schreiber. Alan
M. Zimmer is President and Chief Executive Officer of the Company and Herbert J. Zimmer, Jeffrey L. Zimmer, and Arlene Z. Schreiber are all Directors. Monthly rental payments under the leases are $23,127, escalating to $23,520 on January 1, 1999, and rising to $23,929 on January 1, 2003. The Company also pays the related insurance, property taxes, maintenance fees, and utilities for this location. The leases for these facilities expire December 31, 2006. Based on rentals charged for comparable properties in Wilmington, the Company believes the terms of the leases are no less favorable to the Company than those that could be obtained from unaffiliated parties.

     Herbert J. Zimmer and Jeffrey L. Zimmer are partners in the law firm of Zimmer and Zimmer, which serves as general counsel to the Company. During the fiscal year ended February 28, 1998, Zimmer and Zimmer received from the Company legal fees and reimbursement of costs advanced in the amount of $175,000. Zimmer and Zimmer has advised the Board of Directors that legal fees paid to Zimmer and Zimmer are based on the firm's customary fees for similar services.

     Between June 30, 1989 and February 6, 1990, the Company borrowed a total of $1,370,000 from three of its principal shareholders, of which $470,000 was repaid as of May 28, 1991 and $21,000 in June 1996. The amounts borrowed accumulate interest at the prime rate as quoted monthly in the Wall Street Journal. The amounts remaining outstanding under the notes are $594,000 to Alan
M. Zimmer, $185,000 to Arlene Z. Schreiber, and $100,000 to Ronna T. Zimmer (the wife of Herbert J. Zimmer). These amounts are evidenced by various subordinated notes and are due and payable upon full payment of all senior obligations or with approval of all senior lenders.

                      REPORT OF THE COMPENSATION COMMITTEE
               OF THE BOARD OF DIRECTORS OF REEDS JEWELERS, INC.
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee, which is composed of outside Directors, Richard
F. Sherman (chairman), G. Waddy Garrett, and Fenton N. Hord reviews and approves all salary arrangements and other remuneration for officers of the Company. It also is responsible for review of certain benefit plans and for administration of the stock option plans. The Compensation Committee met one time in the fiscal year ended February 28, 1998.

     The primary responsibility of the Company's management is to maximize shareholder value over time. To accomplish this objective, the Company's business strategy and operating plans are derived from its goal to increase the net earnings of the Company at least 20% annually on a sustained basis. The overall goal of the Compensation Committee is to pay executive officers in a manner that is consistent with and linked to this strategic objective.

     The Committee believes that the compensation package of executive officers must be structured to enable the Company to attract, retain, and encourage the continued development of its executive officers. Accordingly, the Company's executive officers are compensated as follows:

          Base Compensation: An executive of the Company is compensated for the required general management and specific technical skills demanded by his position. The value of such skills are determined by evaluation of the executive's demonstrated knowledge, experience, productivity, and effectiveness, as well as the value placed upon such qualities as reflected by compensation for similar positions within the retail jewelry industry. Such guaranteed compensation for each executive is in the form of a base salary and certain benefits designed to relieve financial concerns of the executive regarding illness, disability, retirement, or death. The base salary of each executive is reviewed annually in light of the aforementioned criteria and typically is increased, as appropriate for each executive, within the general guidelines for all salary increases within the Company. Alan M. Zimmer received a 8% increase in base salary during the fiscal year ended February 28, 1998 because of the sales and earnings performance of the Company during the fiscal year ended February 28, 1997 and has been granted a 4% increase in base salary for the current fiscal year.

          Pay for Performance: An executive of the Company is challenged to perform and manage so that the Company's goal to increase the net earnings of the Company at least 20% annually on a sustained basis is achieved or exceeded. Accordingly, the President and Chief Executive Officer is eligible to earn up to 100% of annualized base salary and all other executives are each eligible to earn up to 50% of annualized base salary in the form of an annual cash bonus. Each executive earns the maximum bonus when corporate earnings before taxes for the current year are at least 20% higher than the average corporate earnings before taxes for the three previous years; if such increase in earnings is less than 20%, each executive earns a proportionate share of the potential maximum bonus. Alan
     M. Zimmer earned 27 1/2% of annualized base salary for the year ended February 28, 1998, representing his minimum guaranteed bonus.

          Equity Participation: An executive of the Company makes numerous tactical decisions about the short-term operations of the Company, and also provides consistent input and influence regarding longer-term strategic issues. In addition, because the Company believes that its shareholders are attracted primarily by its consistent and increasing profitability, the executive's daily application and interpretation of the Company's policies and procedures must be couched within a longer-term perspective. Stock ownership aligns the interests of executives with those of shareholders. Accordingly, the final component of executive compensation provides for the periodic granting of stock options as a longer-term incentive designed to reward executives for managing the Company over a period of several years in a manner that is more likely to increase shareholder value through higher market valuations of the Company's share price as the result of consistent and sustainable increases in profitability. Factors considered regarding the timing and number of stock options granted include the executive's scope of responsibility and time in the position, as well as corporate performance. Alan M. Zimmer received stock options for 2,000 shares of common stock during the fiscal year ended February 28, 1998.

     Summary. The Committee believes that the executive compensation policies and programs described in this report serve the interests of the shareholders and the Company. Compensation of executive officers is intended to be linked to, and commensurate with, Company performance and with shareholder expectations. The Committee believes that the practice and the performance results of the compensation philosophy described herein should be measured over a period sufficiently long to determine whether strategy development and implementation are in line with, and responsive to, shareholder expectations.

                                          Richard F. Sherman, Chairman
                                          G. Waddy Garrett
                                          Fenton N. Hord

                      APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young, Certified Public Accountants, have been recommended by the Board of Directors to serve as independent auditors of the Company for the fiscal year ending February 28, 1999. Ernst & Young is the present independent auditor of the Company and has served in this capacity for the past five years. The Company knows of no direct or material indirect financial or other interest of Ernst & Young in the Company.

     Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING FEBRUARY 28, 1999.

         AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK

     Article IV of the Company's Amended Articles of Incorporation currently provides that the Company shall have authority to issue 10,000,000 shares of Common Stock, $0.10 par value per share. This proposal presents a proposed amendment to the Amended Articles of Incorporation that, if adopted, would increase the number of shares of Common Stock that the Company is authorized to issue from 10,000,000 to 25,000,000 shares. In accordance with this Proposal, the first sentence of Article IV, as proposed to be amended by this Proposal, would read as follows: "The aggregate number of shares which the corporation shall have the authority to issue is 25,000,000 shares of the par value of ONE TENTH ($0.10) DOLLAR, each, making a total authorized capital of 2,500,000 DOLLARS."

     If this proposal is adopted, the Board of Directors of the Company will be permitted to issue the authorized shares without further shareholder approval, except to the extent otherwise required by law or by a securities exchange or stock market on which the Common Stock is listed or traded at the time. The Company's Common Stock is presently traded on the American Stock Exchange. Shareholders do not have preemptive rights to subscribe for or purchase additional shares of Common Stock. The additional shares of Common Stock for which authorization is sought, if and when issued, would have the same rights and privileges as the shares of Common Stock now outstanding.

     As of the Record Date, 8,449,752 shares of Common Stock were issued and outstanding. At February 28, 1998, the Company had reserved an aggregate of 532,158 shares of Common Stock for future issuance under (i) the Company's 1986 Employee Incentive Stock Option Plan, (ii) the Company's 1992 Director Stock Option Plan, and (iii) the Company's 1994 Stock Option Plan (collectively, the "Stock Option Plans"). As of the Record Date, only 1,018,090 of the 10,000,000 shares of Common Stock that are currently authorized for issuance are unreserved and available for future issuance. If the amendment to the Company's Amended Articles of Incorporation is adopted, the Company would have 16,018,090 shares unreserved and available for future issuance.

     The Board of Directors recommends the increase in authorized Common Stock to enable the Company to have additional shares for issuance in connection with stock splits and dividends, offerings of Common Stock, stock options, stock purchases and other employee benefit plans, business acquisitions, and for other general corporate purposes. The Board of Directors believes that increasing the number of shares of authorized Common Stock will give the Company greater flexibility and will enable the Board of Directors to issue additional shares of Common Stock for the purposes listed above without the expense and delay of holding a special shareholders' meeting. The Company has no current plans, agreements, or arrangements for the issuance of additional shares of Common Stock, other than the grants of options and the issuance of shares pursuant to Stock Option Plans.

     The additional authorized shares of Common Stock will be available for issuance (subject to further shareholder approval if required by law or stock exchange rules as noted above) at such times and for such proper purposes as the Board of Directors may approve. Issuances of Additional Shares of Common Stock could also enable the Board of Directors to render more difficult or discourage an attempt by a third party to obtain control of the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger, or similar transaction would increase the number of the Company's outstanding shares, thereby diluting the interest of a party seeking to acquire control of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 25,000,000.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders for the 1999 Annual Meeting of Shareholders of the Company must be received at the Company's corporate office, P.O. Box 2229, 2525 South Seventeenth Street, Wilmington NC 28401, Attention: Corporate Secretary, no later than February 28, 1999.

                                 ANNUAL REPORT

     The Company's Annual Report to Shareholders and Annual Report on Form 10-K for the year ended February 28, 1998 are included in this mailing to all shareholders.

                                          By Order of the Board of Directors,

                                          /s/ ROBERTA G. ZIMMER
                                          ROBERTA G. ZIMMER
                                          Secretary

Wilmington, North Carolina
June 3, 1998

                                                                    APPENDIX A

PROXY                         REEDS JEWELERS, INC.
                         2525 SOUTH SEVENTEENTH STREET
                        WILMINGTON, NORTH CAROLINA 28401

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

    The undersigned hereby appoints Alan M. Zimmer and Roberta G. Zimmer, or either of them, as agents, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Reeds Jewelers, Inc. (the "Company") held of record by the undersigned on May 15, 1998 at the Annual Meeting of Shareholders to be held at the Hilton Hotel, 301 North Water Street, Wilmington, North Carolina, on Tuesday, July 14, 1998, at 10:00 a.m., local time, and at any adjournments thereof.

1.  ELECTION OF DIRECTORS

    [ ]  FOR all nominees listed below                          [ ]  WITHHOLD AUTHORITY to vote for
       (except as marked to the contrary below)                    all nominees listed below

G. Waddy Garrett; Fenton N. Hord; Arlene Z. Schreiber; Richard F. Sherman; Alan
 M. Zimmer; Herbert J. Zimmer; Jeffrey L. Zimmer; Roberta G. Zimmer; William R.
                                    Zimmer.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

2. TO APPROVE THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS FOR THE YEAR ENDING FEBRUARY 28, 1999.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

3. TO APPROVE AN AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 25,000,000.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

4. In their discretion, the proxy agents are authorized to vote upon such other business as may properly come before the meeting.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for all the nominees for Director and for Proposals 2 and 3.

                                                  Dated:                  , 1998
                                                     ---------------------------

                                                  ------------------------------

                                                  Signature

                                                  ------------------------------

                                                  Signature if held jointly

                                                  Please sign exactly as name
                                                  appears below. When shares are
                                                  held as joint tenants, both
                                                  should sign. When signing as
                                                  attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by the
                                                  president or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by an authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.